UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014 (June 26, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2014, Starwood Waypoint Residential Trust (the “Company”), as guarantor, PrimeStar Fund I, L.P., (“PrimeStar LP”), a limited partnership in which the Company owns, indirectly, the majority of the general partnership and limited partnership interests, and Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as trustee of PrimeStar-H Fund I Trust (“PrimeStar Trust”), a trust in which the Company owns, indirectly, the majority of the beneficial trust interests, entered into Amendment No. 1 (the “Amendment”) to the Master Repurchase Agreement (the “Repurchase Agreement” and, as so amended, the “Amended Repurchase Agreement”) with Deutsche Bank AG, Cayman Islands Branch (the “Buyer”). The Amended Repurchase Agreement will be used to finance the acquisition of pools or groups of mortgage loans secured by residential real property (“Mortgage Loans”) and related residential real property (“REO”) by the Company and the Company’s wholly-owned subsidiaries as more particularly described in the Amended Repurchase Agreement. The Amended Repurchase Agreement and the ancillary transaction documents provide maximum financings by the Buyer of up to $500 million (the “Facility”).

Advances under the Amended Repurchase Agreement accrue interest at a per annum pricing rate based on 30 day LIBOR (or a conduit costs of funds rate if a Buyer sponsored conduit is utilized) plus a spread. During the existence of an Event of Default (as defined in the Amended Repurchase Agreement), interest accrues at the post default rate, which is based on the applicable pricing rate in effect on such date plus an additional spread. The initial maturity date of the Facility is September 11, 2015, subject to a one year extension option, which may be exercised by PrimeStar LP upon the satisfaction of certain conditions set forth in the Amended Repurchase Agreement and ancillary transaction documents.

The Company previously provided a Guaranty (the “Guaranty Agreement”), in connection with the Repurchase Agreement. Under the Guaranty Agreement the Company guarantees the obligations of PrimeStar LP under the Amended Repurchase Agreement and ancillary transaction documents.

The Amended Repurchase Agreement and ancillary transaction documents, including the Guaranty Agreement, contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) the adjusted tangible net worth of the Company shall not (A) decline by 35% or more during a calendar year, (B) decline by 25% or more during any calendar quarter, (C) decline by more than 50% of the Company’s highest adjusted tangible net worth from and after the date of the Amended Repurchase Agreement or (D) be less than $400 million (exclusive of the Company’s interest in Mortgage Loans and REO Properties pledged under the Facility); (ii) the ratio of total indebtedness to adjusted tangible net worth of the Company shall not be greater than 3.0 to 1.0; and (iii) the cash liquidity of the Company shall not be less than the greater of (A) $35 million and (B) 10% of the Company’s total indebtedness.

The foregoing summary of the Amended Repurchase Agreement, the Guaranty Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amended Repurchase Agreement and the Guaranty Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. Copies of the Repurchase Agreement and the Guaranty Agreement were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on March 13, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

June 27th Press Release

On June 27, 2014, the Company issued a press release announcing (1) it had entered into the Amendment described in Item 1.01 above and (2) it had purchased 1,440 Mortgage Loans for an aggregate purchase price of $117.0 million. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Private Offering of Convertible Senior Notes

On June 30, 2014, the Company issued a press release announcing that it has commenced a private offering of $150 million aggregate principal amount of its Convertible Senior Notes due 2019 (the “Convertible Senior Notes”). The Company plans to grant the initial purchasers a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of Convertible Senior Notes. The Company intends to use the net proceeds from the offering to acquire additional homes and distressed and non-performing residential mortgage loans, to repurchase its common shares of beneficial interest (“Common Shares”) and for general business purposes. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof will be registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Recent Developments

For the period from April 1, 2014 to May 31, 2014, the Company acquired an aggregate of 1,247 additional owned homes (consisting of 603 homes acquired in April 2014 and 644 homes acquired in May 2014) with an aggregate investment, inclusive of acquisition and actual and expected renovation costs, of approximately $192.0 million and did not acquire any distressed and non-performing residential mortgage loans. As a result, as of May 31, 2014, the Company’s portfolio consisted of 10,413 owned homes and homes underlying distressed and non-performing residential mortgage loans, including (1) 8,442 homes (excluding 234 homes that the Company did not intend to hold for the long term) with an aggregate investment, inclusive of acquisition and actual and expected renovation costs, of approximately $1.2 billion and an average monthly rent per leased home of $1,410 and (2) distressed and non-performing residential mortgage loans with an unpaid principal balance (“UPB”) of $533.5 million, a total purchase price of $289.5 million and total BPO value of $473.8 million that are secured by first liens on 1,971 homes. As of May 31, 2014, the Company’s homes that were rent ready for more than 90 days were approximately 97.6% leased, and the Company’s homes that were owned by the Company for 180 days or longer were approximately 93.7% leased. As of the same date, the Company’s distressed and non-performing residential mortgage loan portfolio had a weighted average loan-to-value, which is based on the ratio of UPB to BPO weighted by each loan’s UPB as of its respective acquisition date, of 134.8%.

Subsequent to May 31, 2014, the Company has acquired or entered into agreements that the Company expects to close by the end of June 2014 to acquire an aggregate of 550 additional owned homes with an aggregate investment, inclusive of acquisition and actual and expected renovation costs, of approximately $85.0 million and acquired a portfolio of distressed and non-performing residential mortgage loans for a total purchase price of $117.0 million that is secured by liens on 1,441 homes. The purchase price for the portfolio of distressed and non-performing residential mortgage loans represents approximately 61.8% of the total UPB of $189.4 million and 68.2% of the total BPO value of $171.6 million. There can be no assurance that the Company will close on the homes for which it has entered into agreements to acquire.

In addition, the Company is in the process of negotiating a number of potential acquisitions of homes and distressed and non-performing residential mortgage loans in select markets. The Company does not believe that such acquisitions are probable at this time. There can be no assurance that the Company will ultimately acquire any such residential assets on favorable terms, or at all.

As of March 31, 2014, the Company’s annualized turnover rate, defined as the number of move-outs in a month divided by the number of leased homes owned at the start of such month multiplied by 12, was approximately 30.0%. For the three months ended March 31, 2014, the Company’s leased home portfolio net operating income (“NOI”) margin (as defined below) was 60.3%.

The Company defines its leased home portfolio NOI margin as its total leased home portfolio NOI divided by (1) rental revenues less (2) allowance for doubtful accounts. The Company defines total leased home portfolio NOI as total stabilized portfolio NOI less property operating expenses on vacant stabilized homes. The Company defines total stabilized portfolio NOI as total revenues on its stabilized portfolio less property operating and maintenance expenses and real estate taxes and insurance expenses (“property operating expenses”) on the stabilized portfolio. The Company defines total non-stabilized portfolio NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. The Company defines total NPL portfolio NOI as gains on non-performing loans, net and gains on loan conversions, net less mortgage loan servicing costs. The Company defines total NOI as total revenues less property operating expenses and mortgage loan servicing costs. The Company considers these NOI measures to be supplemental measures of its operating performance to net income attributable to common shareholders because they reflect the operating performance of its homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of its business.

The following table sets forth a reconciliation of net loss attributable to common shareholders to these NOI measures and a calculation of leased home portfolio NOI margin:

Reconciliation of Net Loss to NOI
($ in thousands)	For the Three Months Ended March 31, 2014
Reconciliation of net loss to stabilized home portfolio NOI
Net loss attributable to common shareholders	$(15,308)
Add (deduct) adjustments to get to total NOI
Non-performing loan management fees and expenses	2,006
General and administrative	5,815
Investment management fees	2,757
Separation costs	3,543
Acquisition pursuit costs and property management engagement costs	554
Interest expense, including amortization	1,500
Depreciation and amortization	5,473
Impairment of real estate	834
Loss on sales of investments in real estate, net	145
Income tax expense	135
Net loss attributable to non-controlling interests	(10)

Total NOI	7,444
Add (deduct) adjustments to get to total stabilized home portfolio NOI
NPL portfolio NOI components:
Gain on non-performing loans, net	(1,843)
Gain on loan conversions, net	(5,414)
Mortgage loan servicing costs	4,882

Deduct: Total NPL NOI	(2,375)
Non-stabilized portfolio NOI components:
Property operating expenses on non-stabilized homes	2,563

Add: Total Non-stabilized portfolio NOI	2,563

Total stabilized portfolio NOI	7,632
Add (deduct) adjustments to get to total leased home portfolio NOI
Property operating expenses on vacant stabilized homes	355

Total leased home portfolio NOI	$7,987

Calculation of leased homes portfolio margin:
Rental revenues	$13,765
Less: Allowance for doubtful accounts	(509)

Total rental revenues	$13,256

Leased home portfolio NOI margin	60.3%

These NOI measures should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), as indications of the Company’s performance or as measures of the Company’s liquidity. Although the Company uses these non-GAAP measures for comparability in assessing their performance against other real estate investment trusts (“REITs”), not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures are comparable with that of other REITs.

References in this Item 7.01 to “homes” refer to single-family homes; and references in this Item 7.01 to “distressed and non-performing residential mortgage loans” refer to residential first mortgage loans where the borrowers have not made payments for over 90 days or have previously had delinquencies, modifications or bankruptcies and which are either in the process of foreclosure or in a pre-foreclosure delinquency stage.

References in this Item 7.01 to “average monthly rent per leased home” refer to average monthly contractual cash rent as of May 31, 2014. Average monthly cash rent is presented before rent concessions and “Waypoints” under the Company’s rental incentive program (“Waypoints”). To date, rent concessions and Waypoints have been utilized on a limited basis and have not had a significant impact on the Company’s average monthly rent. If the use of rent concessions and Waypoints or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent the Company receives from leased homes.

References in this Item 7.01 to “rent ready homes” refer to homes that have both completed renovations and been deemed, pursuant to an inspection from one of the Company’s agents, to be in a condition to be rented. The Company’s policy is to have the agent perform this inspection promptly after the renovations have been completed.

References in this Item 7.01 to “BPO value” refer to the most recent broker price opinions provided to the Company by the sellers for each property in the respective portfolio or otherwise obtained by the Company, in each case prior to the Company’s purchase of the related portfolio. The Company cannot assure you that the BPOs accurately reflected the actual market value of the related property at the time of the Company’s respective purchases of distressed and non-performing residential mortgage loans or accurately reflect such market value today.

References in this Item 7.01 to “stabilized portfolio” refer to a portfolio that includes homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle.

The information in this Item 7.01, including exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1, dated June 26, 2014, to the Master Repurchase Agreement, dated March 11, 2014, among Starwood Waypoint Residential Trust, PrimeStar Fund I, L.P., Wilmington Savings Fund Society, FSB and Deutsche Bank AG, Cayman Islands Branch

99.1	Press Release, dated June 27, 2014.

99.2	Press Release, dated June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: June 30, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, dated June 26, 2014, to the Master Repurchase Agreement, dated March 11, 2014, among Starwood Waypoint Residential Trust, PrimeStar Fund I, L.P., Wilmington Savings Fund Society, FSB and Deutsche Bank AG, Cayman Islands Branch

99.1	Press Release, dated June 27, 2014.

99.2	Press Release, dated June 30, 2014.